Exhibit 99.1

Vonage Delivers Strong Second Quarter 2017 Results Highlighted by 44% Vonage Business GAAP Revenue Growth

•	Consolidated Revenues of $252 Million, an 8% GAAP Increase

•	Income from Operations of $7 Million, Adjusted OIBDA of $41 Million

•	Vonage Business Organic Growth of 23%; CPaaS Organic Revenue Growth of 44%

•	Best-ever Reported Consumer Customer Churn of 1.9%

Holmdel, NJ, August 3, 2017 - Vonage Holdings Corp. (NYSE: VG), a leading provider of business cloud communications, today announced results for the quarter ended June 30, 2017.

Consolidated Results
“We had an outstanding second quarter, and we are pleased with the team’s performance,” said Alan Masarek, Vonage Chief Executive Officer. “We’ve taken bold steps to transform Vonage into a market leading business cloud communications company. Our value proposition is resonating well, and we are confident that our focus on delivering better business outcomes for our customers will lead to accelerated long-term growth.”
“Within Vonage Business, we continue to execute on our priorities to accelerate UCaaS revenue growth within the Mid-market and Enterprise segments, as well as drive strong revenue growth in CPaaS. We also continue to pull the right levers to optimize and extend the value of Consumer Services, highlighted by record low churn.”
For the second quarter of 2017, Vonage reported revenues of $252 million, an 8% increase from the year ago quarter. Income from Operations was $7 million, up from $5 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $41 million, up from $40 million in the prior year. GAAP net income was $5 million or $0.02 per share, up from $218 thousand or $0.00 per share in the year ago quarter. Adjusted net income2 was $15 million or $0.07 per share, up from $10 million or $0.05 per share in the year ago quarter.

Business Segment Results

•
Vonage Business revenues, which include $35 million of Nexmo revenues, were $124 million. Nexmo revenues include an incremental $3.9 million as the Company determined it is required to report a portion of revenues on a gross rather than net basis. CPaaS organic revenue growth was 44%[3].

•	The Company continues to see strong traction from Enterprise customers and signed four Enterprise deals representing $30 million in total contract value in the second quarter.

•	Ending seats at Vonage Business were 683,000, up from 592,000 seats in the year ago quarter, a 15% increase.

•	Vonage Business revenue churn was 1.4%, flat sequentially and from the prior year.

•	The Vonage API Platform increased its registered developers to 309,000, a sequential increase of 61,000, a record number of quarterly developer adds.

Consumer Segment Results

•
Consumer Services revenues were $128 million in the second quarter of 2017 compared to $132 million in the first quarter of 2017. This represents the lowest sequential dollar revenue decline in 13 quarters.

•	Consumer customer churn was a record reported low 1.9%.

•	Average revenue per line (“ARPU”) in Consumer Services was $26.33, up from $26.10 sequentially and down from $26.61 in the year ago period.

•	The Consumer segment ended the second quarter with 1.6 million subscriber lines.

Patent Portfolio
Vonage continues to execute on its strategy to develop innovative technologies and to protect its valuable intellectual property. The Company was granted 11 new patents in the second quarter and now has more than 160 U.S. patents.
Guidance Update
Vonage is updating its CPaaS revenue expectations to reflect the Company’s requirement to report a portion of Nexmo revenues on a gross rather than net basis, as well as higher organic growth. The Company now expects 2017 Business revenues, which includes both UCaaS and CPaaS, to increase from prior guidance by $15 million, equating to a range of $498 million to $504 million. Corresponding total revenue guidance is likewise adjusted to between $981 million and $996 million. The Company reaffirmed 2017 Adjusted OIBDA guidance of at least $165 million.
Conference Call and Webcast
Management will host a conference call to discuss the second quarter 2017 results and other matters on Thursday, August 3, 2017 at 8:30 AM Eastern Time. To participate, please dial (866) 807-9684 approximately 10 minutes prior to the call. International callers should dial (412) 317-5415.
A webcast will be available through Vonage's Investor Relations website at http://ir.vonage.com. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (877) 344-7529. International callers should dial (412) 317-0088. The replay passcode is 10110947.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

(3)
We define organic growth as the increase in Business revenues after giving pro forma effect for the acquisition of Nexmo, the change in accounting treatment with respect to certain CPaaS revenues being recognized on a gross rather than net basis and the exclusion of one-time items. See Table 3 for reference.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(revised) (1)		(revised) (1)
Statement of Income Data:
Revenues	$251,836	$243,347	$233,675	$495,183	$460,499

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,863, $6,782, $6,985, $13,645, and $13,818, respectively)	97,674	87,596	76,078	185,270	145,228
Cost of goods sold	6,187	7,293	8,352	13,480	17,418
Sales and marketing	79,738	81,931	83,344	161,669	162,945
Engineering and development	6,670	8,370	7,243	15,040	14,077
General and administrative	36,514	35,086	35,053	71,600	61,723
Depreciation and amortization	18,394	17,947	18,218	36,341	35,197
	245,177	238,223	228,288	483,400	436,588
Income from operations	6,659	5,124	5,387	11,783	23,911
Other income (expense):
Interest income	4	5	25	9	46
Interest expense	(3,861)	(3,703)	(3,057)	(7,564)	(5,503)
Other income (expense), net	686	(220)	104	466	258
	(3,171)	(3,918)	(2,928)	(7,089)	(5,199)
Income before income tax expense	3,488	1,206	2,459	4,694	18,712
Income tax benefit (expense)	1,337	4,707	(2,241)	6,044	(10,563)
Net income	4,825	5,913	218	10,738	8,149
Earnings per common share:
Basic	$0.02	$0.03	$—	$0.05	$0.04
Diluted	$0.02	$0.02	$—	$0.04	$0.04
Weighted-average common shares outstanding:
Basic	223,492	220,371	213,558	221,930	213,800
Diluted	239,938	239,486	222,700	239,923	223,978

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(revised) (1)		(revised) (1)
Statement of Cash Flow Data:
Net cash provided by operating activities	$15,432	$17,261	$25,059	$32,693	$42,527
Net cash used in investing activities	(7,518)	(6,759)	(171,908)	(14,277)	(182,785)
Net cash used in financing activities	(7,838)	(13,540)	135,318	(21,378)	106,323
Capital expenditures, intangible assets, and development of software assets	(8,798)	(7,081)	(10,396)	(15,879)	(21,603)

(1) Revised due to the adoption of new Accounting Standard Updates and the correction of prior period financial statements.

	June 30,	December 31,
	2017	2016
	(unaudited)	(revised) (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$26,825	$29,078
Marketable securities	—	601
Restricted cash	1,802	1,851
Accounts receivable, net of allowance	36,185	36,688
Inventory, net of allowance	3,503	4,116
Prepaid expenses and other current assets	28,111	29,188
Deferred customer acquisition costs, current and non-current	1,945	3,136
Property and equipment, net	44,688	48,415
Goodwill	366,806	360,363
Software, net	23,867	21,971
Intangible assets, net	188,076	199,256
Deferred tax assets	204,286	184,210
Other assets	15,302	16,793
Total assets	$941,396	$935,666
Accounts payable and accrued expenses	$107,215	$139,946
Deferred revenue, current and non-current	31,531	32,892
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	314,703	318,874
Capital lease obligations	1,067	3,428
Other liabilities	4,710	3,985
Total liabilities	$459,226	$499,125
Total stockholders' equity	$482,170	$436,541

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues:
Service	$103,825	$92,291	$67,079	$196,116	$123,552
Product (1)	13,392	13,360	13,265	26,752	26,177
Service and Product	117,217	105,651	80,344	222,868	149,729
USF	6,497	6,151	5,368	12,648	9,803
Total Business Revenues	$123,714	$111,802	$85,712	$235,516	$159,532

Cost of Revenues:
Service (2)	$49,246	$39,195	$22,527	$88,441	$37,930
Product (1)	12,456	13,202	12,902	25,658	25,364
Service and Product	61,702	52,397	35,429	114,099	63,294
USF	6,497	6,151	5,369	12,648	9,814
Cost of Revenues	$68,199	$58,548	$40,798	$126,747	$73,108

Service margin %	52.6%	57.5%	66.4%	54.9%	69.3%
Gross margin % ex-USF (Service and product margin %)	47.4%	50.4%	55.9%	48.8%	57.7%
Gross margin %	44.9%	47.6%	52.4%	46.2%	54.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $5,003, $4,875, and $4,473 for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively and $9,878 and $8,792 for the six months ended June 30, 2017 and June 30, 2016, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues:
Service	$115,636	$119,117	$133,462	$234,753	$271,234
Product (1)	201	203	160	404	307
Service and Product	115,837	119,320	133,622	235,157	271,541
USF	12,285	12,225	14,341	24,510	29,426
Total Business Revenues	$128,122	$131,545	$147,963	$259,667	$300,967

Cost of Revenues:
Service (2)	$21,435	$22,100	$25,727	$43,535	$52,247
Product (1)	1,942	2,016	3,564	3,958	7,865
Service and Product	23,377	24,116	29,291	47,493	60,112
USF	12,285	12,225	14,341	24,510	29,426
Cost of Revenues	$35,662	$36,341	$43,632	$72,003	$89,538

Service margin %	81.5%	81.4%	80.7%	81.5%	80.7%
Gross margin % ex-USF (Service and product margin %)	79.8%	79.8%	78.1%	79.8%	77.9%
Gross margin %	72.2%	72.4%	70.5%	72.3%	70.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,860, $1,907, and $2,512 for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively and $3,767 and $5,026 for the six months ended June 30, 2017 and June 30, 2016, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues (1)	$123,714	$111,802	$85,712	$235,516	$159,532
Average monthly revenues per seat (2)	$43.99	$43.98	$44.76	$43.93	$44.65
Seats (at period end) (2) (3)	683,079	658,792	591,707	683,079	591,707
Revenue churn (2)	1.4%	1.4%	1.4%	1.4%	1.4%
(1) Includes revenue of $35,171, $26,245, and $7,698, respectively, for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016 and $61,416 and $7,698, respectively, for the six months ended June 30, 2017 and June 30, 2016 from CPaaS, which was acquired on June 3, 2016.
(2) UCaaS only
(3) Seats (at period end) included an adjustment of 13,352 for the three and six months ended June 30, 2016.
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues	$128,122	$131,545	$147,963	$259,667	$300,967
Average monthly revenues per line	$26.33	$26.10	$26.61	$26.18	$26.64
Subscriber lines (at period end)	1,594,857	1,648,927	1,824,668	1,594,857	1,824,668
Customer churn	1.9%	2.2%	2.1%	2.0%	2.2%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP BUSINESS REVENUES TO ADJUSTED BUSINESS REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Total Business revenues(1)	$123,714	$111,802	$85,172	$235,516	$159,532

Total UCaaS revenues (1)	$88,543	$85,557	$78,014	$174,100	$151,834
Early termination letter	—	—	(500)	—	(500)
Bad debt policy reclassification	—	—	(431)	—	(431)
Accounts receivable write-down	—	319	—	319	—
Adjusted total UCaaS revenues	88,543	85,876	77,083	174,419	150,903
Hosted Infrastructure Sale	(1,100)	(1,621)	(1,575)	(2,721)	(3,022)
Adjusted total UCaaS revenues	87,443	84,255	75,508	171,698	147,881
Less: Product revenues	13,392	13,360	13,265	26,752	26,177
Less: USF revenues	6,497	6,151	5,368	12,648	9,803
Adjusted total UCaaS service revenues	$67,554	$64,744	$56,875	$132,298	$111,901

Total CPaaS revenues (1)	$35,171	$26,245	$7,698	$61,416	$7,698
Nexmo pre-acquisition revenues	—	—	14,198	—	14,198
Pro forma CPaaS revenues	35,171	26,245	21,896	61,416	21,896
Net-to-gross revenue reporting adjustment	—	3,374	2,481	3,374	2,481
Adjusted total CPaaS revenues	$35,171	$29,619	$24,377	$64,790	$24,377

(1) Total Business revenues is comprised of revenues from UCaaS and CPaaS

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Income from operations	$6,659	$5,124	$5,387	$11,783	$23,911
Depreciation and amortization	18,394	17,947	18,218	36,341	35,197
Share-based expense	7,412	7,064	7,962	14,476	14,265
Acquisition related transaction and integration costs	18	139	5,057	157	5,150
Organizational transformation	4,000	—	—	4,000	—
Acquisition related consideration accounted for as compensation	4,310	6,763	3,312	11,073	3,312
Adjusted OIBDA	40,793	37,037	39,936	$77,830	$81,835
Less:
Capital expenditures	(5,294)	(3,701)	(7,053)	$(8,995)	$(15,948)
Acquisition and development of software assets	(3,504)	(3,380)	(3,343)	$(6,884)	$(5,655)
Adjusted OIBDA Minus Capex	$31,995	$29,956	$29,540	$61,951	$60,232

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO VONAGE TO
NET INCOME ATTRIBUTABLE TO VONAGE EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
			(revised) (1)		(revised) (1)
Net income	$4,825	$5,913	$218	$10,738	$8,149
Amortization of acquisition - related intangibles	9,069	8,999	8,274	18,068	15,236
Acquisition related transaction and integration costs	18	139	5,057	157	5,150
Acquisition related consideration accounted for as compensation	4,310	6,763	3,312	11,073	3,312
Organizational transformation	4,000	—	—	4,000	—
Tax effect on adjusting items	(7,188)	(6,569)	(6,876)	(13,757)	(9,791)
Adjusted net income	$15,034	$15,245	$9,985	$30,279	$22,056
Earnings per common share:
Basic	$0.02	$0.03	$—	$0.05	$0.04
Diluted	$0.02	$0.02	$—	$0.04	$0.04
Weighted-average common shares outstanding:
Basic	223,492	220,371	213,558	221,930	213,800
Diluted	239,938	239,486	222,700	239,923	223,978
Earnings per common share, excluding adjustments:
Basic	$0.07	$0.07	$0.05	$0.14	$0.10
Diluted	$0.06	$0.06	$0.04	$0.13	$0.10
Weighted-average common shares outstanding:
Basic	223,492	220,371	213,558	221,930	213,800
Diluted	239,938	239,486	222,700	239,923	223,978

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
			(Revised) (1)		(Revised) (1)
Net cash provided by operating activities	$15,432	$17,261	$25,059	$32,693	$42,527
Less:
Capital expenditures	(5,294)	(3,701)	(7,053)	(8,995)	(15,948)
Acquisition and development of software assets	(3,504)	(3,380)	(3,343)	(6,884)	(5,655)
Free cash flow	$6,634	$10,180	$14,663	$16,814	$20,924

(1) Revised due to the adoption of new Accounting Standard Updates and the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2017	2016
Current maturities of capital lease obligations	$1,021	$3,288
Current portion of notes payable	18,750	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	295,953	300,124
Unamortized debt related cost	859	1,064
Capital lease obligations, net of current maturities	46	140
Gross debt	316,629	323,366
Less:
Unrestricted cash and marketable securities	26,825	29,679
Net debt	$289,804	$293,687

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for business. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Vonage's API Platform provides tools for voice, messaging and phone verification services, allowing developers to embed contextual, programmable communications into mobile apps, websites and business systems, enabling enterprises to easily communicate relevant information to their customers in real time, anywhere in the world, through text messaging, chat, social media and voice. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015 and 2016, Vonage was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide. Vonage has also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), free cash flow and adjusted revenues.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our CPaaS products; the impact of governmental export controls or sanctions on our CPaaS products; our ability to establish and expand strategic alliances; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; our dependence upon key personnel; governmental regulation and taxes in our international operations; liability under anti-corruption laws; our dependence on our customers' existing broadband connections; differences between our services and traditional telephone service; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; the market for our stock; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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